LICENSE AGREEMENT

THIS AGREEMENT, effective the 9th day of April 1998, is between "GENTEST", INC., a Florida corporation, ("GENTEST"), located at 3214 Polo Place, Plant City, Florida, and the University of South Florida Research Foundation, Inc., ("USFRF') a not for profit corporation under Florida law and a university direct support organization of the University of South Florida ("USF").

                                  Introduction

WHEREAS, GENTEST will actively be involved in the merchandising and the development of test kits for the screening of colon, ovarian and testicular cancer.

WHEREAS, USF has developed a concept (defined hereinafter as USF Technology) for the diagnosis of selected adenocarcinomas as set forth in US Patent Application No. 08/919.421.

WHEREAS, GENTEST wants USF to conduct research on the development of laboratory test kits, and desires a license to use the results of USF's research conducted pursuant to this Agreement and USF technology.

WHEREAS, USFRF is the exclusive licensor of USF Technology and is willing to grant GENTEST an exclusive license to use USF Technology and other USF research results devised pursuant to this Agreement, on the terms and conditions therein; and

WHEREAS, USFRF believes it is in the public interest to grant GENTEST the license set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and intending to be legally bound, the parties agree as follows:

I.       Definitions

         A. "USF Patent Rights" shall mean the USF Patent Applications listed in Exhibit A and any successor application, domestic or foreign resulting therefrom, any US or foreign patents issuing therefrom, and any results of research supported by GENTEST and which relates to cancer screening.

         B. "USF Technology" shall mean the method for the diagnosis of selected adenocarcinomas and the development of test kit(s) for cancer screening and the uses thereof disclosed in USF Patent Rights and USF know-how related directly thereto.

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         C.       "Licensed  Product"  shall mean any  GENTEST  product,  system and/or process in which USF Technology is used, and other uses of cancer screening for which USF conducts research pursuant to this Agreement.

         D. To "Commercially Exploit" or "Commercial Exploitation" of a Licensed Product shall mean to provide the Licensed Product to a customer, in exchange for valuable consideration.

         E. "Revenue" for a Licensed Product shall mean consideration due or paid to GENTEST for GENTEST's providing of a Licensed Product to a customer.

         F.       "Territory" shall mean Worldwide.

II.      Grant

Subject to USFRF's retained rights and covenants set forth in Section VIII below, GENTEST is granted the exclusive right and license to Commercially Exploit Licensed Products in the Territory.

III.     Best Efforts

         GENTEST shall use its best efforts to develop and Commercially Exploit Licensed Products in the Territory.

IV.      Research Fees, License Fees and Running Royalties

         GENTEST agrees to pay license fees, research fees, and running royalties (all payable to USFRF) as follows:

          A. Initial License fee of One Hundred Thousand Dollars ($100,000.00) payable within ninety (90) days after execution of this License Agreement.

          B. To the extent consistent with USF rules and polices and Florida Law, GENTEST will engage USFRF to conduct a cancer research project as set forth in Exhibit B. The purpose of this research project is to develop test kits for the screening of colon, ovarian and testicular cancer. Siamak Tabibzadeh, M. D., of the Moffit Cancer Center, will be the principal investigator of this project. GENTEST will, within ninety (90) days of the execution of this Agreement pay USFRF the sum of $311,250.00 for the twenty-four (24) months sponsored research project to develop the subject test kits; and of said sum of

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               percent  ($54,250.00)  will be used to cover overhead  associated therewith. Any additional intellectual property relating to USF Technology that results from said research and development will be owned by USF and included in this exclusive license granted to GENTEST.

          C.   Running Royalties equal to:

               (i)  five percent (5%) of Revenue  from  Commercial  Exploitation
                    for   Licensed   Product,   (e.g.,   test  kits  for  cancer
                    screening); and

               (ii) shall pay to USF as minimum royalty payments as follows:

                    zero (0) dollars for the first twenty-four (24) months; seventy-five thousand ($75,000.00) dollars at the end of year three (3); one hundred thousand ($100,000.00) dollars at the end of year four (4); one hundred twenty-five ($125,000.00) dollars at the end of year five (5); one hundred fifty ($150,000.00) dollars at the end of year six
                    (6); and said sum for each successive year thereafter during the term of this Agreement.

V.       Patent Prosecution

         The filing, prosecution and maintenance of all USF Patent Rights shall be at the sole discretion of USF, provided that at Licensee's request and sole expense, USFRF will arrange for USF to seek, obtain and maintain such patent and other protection, in the territory, to the extent that USF is lawfully entitled to do so.

VI.      Assignability

         This Agreement may be assigned to any person or entity without USFRF's advance notice, and thereafter may be assigned to any person or entity only with advanced written approval from USFRF; provided that USFRF will not reasonably withhold such approval in a timely manner, and further provided that any such assignee agrees to comply with all of the terms and conditions hereunder.

VII.     Sublicensing

         GENTEST'S rights and obligations under this Agreement may be sublicensed without USFRF's advance written permission, provided GENTEST is in compliance with all of its obligations under this Agreement.

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         USFRF will  permit  GENTEST to  sublicense  its rights to  Commercially
         Exploit Licensed Products, provided that GENTEST shall pay royalties to USFRF as if GENTEST had Commercially Exploited Licensed Products sold by its sublicenses which may have been granted by GENTEST. All sub-licensees shall agree to comply with all of the terms and conditions of this Agreement. GENTEST shall provide USFRF with a copy of each executed sublicense within fifteen (15) days of its execution.

VIII.    USFRF Retained Rights and Covenants

         USFRF retains for itself and for USF the right to do all things granted to GENTEST under Section II, and USFRF covenants that USFRF will not license others to Commercially Exploit USF Technology licensed to GENTEST under this Agreement, and will not itself so Commercially Exploit, unless

         (i)      authorized by this Agreement, or

         (ii)     GENTEST becomes insolvent, or

         (iii)    anyone files a lien against this Agreement, or

         (iv) GENTEST takes any action, or fails to take any action, the result of which gives a third party the right to acquire a security interest in this Agreement and/or USF Patent Rights, or

         (v)      GENTEST files for bankruptcy or a receiver is appointed, or

         (vi) GENTEST ceases to carry on its business, with the exception of merger, reorganization, acquisition, or similar restructuring.

         (vii) GENTEST materially breaches this Agreement in a manner which causes the Agreement to terminate or gives USFRF the right to terminate under SectionXII.

IX.      Product Liability/Insurance

         GENTEST shall, at all times during the term of this Agreement and thereafter, be solely responsible for, and defend, hold harmless and indemnify State of Florida, Board of Regions, USF, USFRF, their trustees, officers, employees, agents and other representatives, against any claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or property based upon products and/or services produced, provided or developed for, or

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          by  GENTEST,  or  commercially  exploited  by GENTEST  pursuant to its rights under this Agreement. GENTEST shall obtain and carry in full force and effect product liability insurance, in amounts customary in the relevant industry in which GENTEST commercially exploits licensed products which shall protect USF, USFRF, their trustees, the Board of Regents, officers, employees, and agents and the State of Florida and other representatives in regard to the foregoing events at such time as GENTEST begins to supply licensed products to the marketplace.

X.       Record Keeping

         A. GENTEST shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to USFRF hereunder. Said books of account shall be kept at GENTEST'S principal place of business. Said books and the supporting data shall be open at all reasonable times, with reasonable advanced notice, for five (5) years following the end of the calendar year to which they pertain, to the inspection of USFRF or its agents for the purpose of verifying GENTEST'S royalty statement or compliance in other respects with this Agreement.

         B. GENTEST within ninety (90) days after each six (6) months, shall deliver to USFRF true and accurate reports, giving such particulars of the business conducted by GENTEST during the six (6) months as shall be pertinent to royalty accounting hereunder. These shall include at least the following:

                    (i) the number of Licensed Products provided by GENTEST to its customers, if any,

                    (ii) the  Revenue  derived  by GENTEST  from its  Commercial
                         Exploitation of Licensed Products, if any, and

                    (iii) the royalties due pursuant to Section IV.

                  With each such report submitted, GENTEST shall pay the royalties and any other consideration due and payable under this Agreement. If no royalties, fees or other consideration shall be due, GENTEST shall so report.

          C. On or before the ninetieth (90th) day following the close of GENTEST'S fiscal year, GENTEST shall provide USFRF with GENTEST'S financial statements for the preceding fiscal year including, at a minimum, a Balance sheet and an Operating Statement.

          D. The payments for royalties, fees or other consideration set forth in this

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               Agreement  shall, if overdue,  bear interest until payment at the monthly rate of one percent (1%). The payment of such interest shall not foreclose USFRF from exercising any other rights either may have as a consequence of the lateness of any payment.

          E. GENTEST hereby agrees that it shall not sell, transfer, export or re-export any Licensed Products or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of any U. S. government agency and any regulations thereunder, and will not sell, transfer, export or re-export any such Licensed Products or information to any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating such laws. GENTEST shall be solely responsible for obtaining all licenses, permits or authorizations required from the U. S. and any other government for any such export or re-export.

XI.      Non Use of Names

         GENTEST shall not use the names of the USF or USFRF, nor any adaptation of either, in any advertising, promotional or sales literature without prior written consent obtained from USF and/or USFRF in each case, except that GENTEST may state that it is licensed under one or more of the patents and/or applications comprising the USF Patent Rights.

XII.     Term and Termination

          A. Unless sooner terminated as provided herein, the royalty obligations of this Agreement will expire with respect to a given Licensed Product the longer of twenty (20) years from the date of the execution of this Agreement or the expiration of the last to expire patent which covers the licensed intellectual property in the Territory. Notwithstanding the foregoing, the parties hereto agree that the royalty provisions of Paragraph IV.C(i) are not solely dependent upon Patent Rights, and GENTEST'S obligations to pay royalties under paragraph IV.C.(i) hereinabove shall continue unabated regardless of any of the foregoing expirations.

          B.   In the event either party files for  bankruptcy  or a receiver is
               appointed,   this   Agreement  may   immediately   thereafter  be
               terminated at the option of the other party.

          C. Should GENTEST fail to pay the royalties, fees and/or other consideration due

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               and payable  hereunder,  USFRF shall have the right to  terminate this Agreement on forty-five (45) days written notice. Upon the expiration of the forty-five (45) day period, if GENTEST shall not have paid all such royalties and interest thereon, USFRF shall have the right to terminate this Agreement.

          D. Upon any material breach or default of this Agreement by GENTEST, other than those occurrences set out hereinabove which shall always take precedence in that order over any material breach or default referred to in this Section, USFRF shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon forty-five (45) days' written notice to GENTEST. Such termination shall become effective unless GENTEST shall have cured any such breach or default prior to the expiration of forty-five (45) days from the date GENTEST receives notice of the breach or default.

          E. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. GENTEST may, however, after the effective date of such termination, complete Commercial Exploitation of Licensed Products for which GENTEST has received consideration at the time of such termination and sell the same, provided that GENTEST shall pay to USFRF the royalties or other consideration thereon as required under the provisions of Section IV of this Agreement, and shall submit the reports required under Section X regarding the Commercial Exploitation of the Licensed Products.

          F. Upon termination of this Agreement for any reason, all intellectual property rights licensed hereunder, including without limitation, all USF Patent Rights and all USF Technology shall revert to USF and USFRF, and GENTEST shall have no further right to or continuing interest. In addition, any sublicenses hereunder shall terminate, unless accepted by USFRF.

          G. GENTEST, its successors or assigns, shall have the option to terminate this license agreement upon thirty (30) days written notice and in that event, GENTEST shall cease using USF
               Technology and return same to USF. In this event, it is understood that all future monetary obligations under this Agreement shall be void and any monies paid to date to USFRF shall be non-refundable to GENTEST, or its assigns.

XIII.    Payments Notices and Other Communications

         Any payment, notice or other communication made to any party pursuant to this

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          Agreement shall be  sufficiently  made or given on the date of mailing if sent to such party by certified first class mail or air courier, postage prepaid, addressed to it at its address below, or at such other address as it shall have designated by written notice given to the other party.

         In the case of USF:                  Copy to:

         Director, Patents & Licensing        General Counsel
         4202 East Fowler Avenue FAO 126      4202 E. Fowler Ave. ADM 250
         Tampa, Florida  33620-7900           Tampa, FL  33620


         In the case of USFRF:

                  USF Research Foundation, Inc.
                  Post Office Box 30045
                  Tampa, Florida 33620-3044

         In the case of GENTEST:

                  GENTEST, Inc.
                  3214 Polo Place
                  Plant City, Florida

XIV.     Infringement

         GENTEST understands that USFRF makes no representations and provides no assurances that Commercial Exploitation of Licensed Products under this Agreement does not, and will not in the future, infringe or otherwise violate the rights of others.

XV.      Miscellaneous Provisions

          A. Each party represents and warrants that it has the authority to enter into this Agreement and that the execution, delivery and performance of this Agreement does not conflict with any agreement, or understanding, either written or oral, to which it is a party or to which it is otherwise bound.

          B. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Florida, U.S.A.

          C. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties, hereto as to the subject matter

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               hereof,  and shall not be subject  to any change or  modification except by the execution of a written instrument subscribed to by the parties hereto.

          D. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent be held to be invalid or unenforceable,

                  (i) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and

                  (ii) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purpose of this Agreement are to be effectuated.

          E. In the event any provision of this Agreement is inconsistent with USF Rules and Policy in effect as of March 1, 1998, USF Rules and Policy shall control.

          F. GENTEST agrees to use in connection with Licensed Products used and/or provided in the United States all applicable United States patent numbers and/or copyright notices requested by USFRF. All Licensed Products used and/or provided in other countries shall be marked in such a manner as to conform with the patent, copyright and other laws and practice of the country.

          G. The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

          H. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, USF AND USFRF MAKE NO REPRESENTATION AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, 1NCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF USF PATENT RIGHTS.


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          I.   It is understood and agreed that USF is a third party beneficiary of this Agreement.

          J. This Agreement shall not be effective until such time that USFRF has received the up front fee of One Hundred Thousand ($l00,000.00) Dollars and the sponsored research fee of Three Hundred Eleven Thousand, Two Hundred Fifty Dollars ($311,250.00). If the fees are not received within ninety days (90) from the execution of this Agreement, then this Agreement shall become null and void and the parties shall be released from its terms and obligations.

          K. This Agreement, together with any amendments hereto, shall inure to the benefits of GENTEST, its successors and/or assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF SOUTH FLORIDA
RESEARCH FOUNDATION, INC.

By: /s/  KEN G. PRESTON                     /s/ NITA F. MILBOURN
Name                                        Witness
Title:  Exec Director
Date:  4/9/98

GENTEST, INC.

By:  /s/ CLIFFORD M. GROSS                  /s/ NITA F. MILBOURN
Name  Clifford M. Gross                     Witness
Title:  CEO
Date:  4/9/98

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